Exhibit 99.1

Press Release

INTERACTIVE BROKERS GROUP ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

GREENWICH, CONN., July 5, 2007—Interactive Brokers Group, Inc. (NASDAQ GS: IBKR), an automated global electronic market maker and broker, today announced its preliminary financial results for the quarter ended June 30, 2007.

Interactive Brokers Group reported that it is currently in the process of finalizing its combined financial results for the quarter ended June 30, 2007, and therefore final results are not yet available. Interactive Brokers Group provided below its preliminary expectations as to its operating results for the quarter ended June 30, 2007. These preliminary expectations are based upon management estimates and are subject to quarterly review procedures and final recommendations and adjustments. Operating results for the quarter ended June 30, 2007 are not necessarily indicative of the results to be expected in future periods.

Interactive Brokers Group reported that it expects:

•                  pro forma basic earnings per share to be between $0.27 and $0.29 and pro forma diluted earnings per share to be between $0.26 and $0.28 for the quarter ended June 30, 2007, compared to pro forma basic and diluted earnings per share of $0.25 and $0.24, respectively, for the quarter ended June 30, 2006;

•                  total net revenues to be between $281 million and $299 million for the quarter ended June 30, 2007, compared to total net revenues of $291 million for the quarter ended June 30, 2006;

•                  income before income tax to be between $157 million and $167 million for the quarter ended June 30, 2007, compared to income before income tax of $164 million for the quarter ended June 30, 2006; and

•                  net income to be between $153 million and $163 million for the quarter ended June 30, 2007, compared to net income of $158 million for the quarter ended June 30, 2006.

On a non-GAAP basis, taking into account the sale of certain claims to TP Holdings with respect to an unusual, non-recurring loss of $37 million and removing the impact of an $11 million tax recovery, Interactive Brokers Group reported that it expects:

•                  adjusted pro forma basic earnings per share to be between $0.33 and $0.35 and adjusted pro forma diluted earnings per share to be between $0.32 and $0.34 for the quarter ended June 30, 2007, compared to pro forma basic and diluted earnings per share of $0.25 and $0.24, respectively, for the quarter ended June 30, 2006;

•                  adjusted total net revenues to be between $316 million and $335 million for the quarter ended June 30, 2007, compared to total net revenues of $291 million for the quarter ended June 30, 2006;

•                  adjusted income before income tax to be between $191 million and $203 million for the quarter ended June 30, 2007, compared to income before income tax of $164 million for the quarter ended June 30, 2006; and

•                  adjusted net income to be between $175 million and $185 million for the quarter ended June 30, 2007, compared to net income of $158 million for the quarter ended June 30, 2006.

Non-GAAP to GAAP Reconciliation

Interactive Brokers Group provides financial information that is not prepared in accordance with generally accepted accounting principles (“GAAP”) to assist investors in assessing its current operations in the way that the company’s management evaluates those operations.  These non-GAAP financial measures are defined to exclude the net effect of certain non-recurring items that are deemed to be outside the scope of Interactive Brokers Group’s normal operations.  The non-recurring items that Interactive Brokers Group excludes in evaluating its operations for the quarter ended June 30, 2007 are described below.

On June 28, 2007, Timber Hill Europe AG, a subsidiary of IBG LLC (“THE”), and TP Holdings, an affiliated entity of Thomas Peterffy entered into a Claims Purchase Agreement.  Pursuant to the agreement, THE sold to TP Holdings for cash of $37 million certain claims arising from an unusual, non-recurring loss of approximately $37 million that occurred on a German exchange in May 2007. Under the terms of the agreement, in the event that TP Holdings collects an amount in excess of the purchase price plus out-of-pocket expenses, it will remit such excess amount to THE.  In accordance with the Interactive Brokers Group’s related party transaction policy, the transaction was approved by Interactive Brokers Group’s audit committee of its board of directors.  While this loss is treated as a GAAP loss, the payment to THE is not treated as GAAP income because it was made by an affiliate of Interactive Brokers Group and is, instead, treated as a capital contribution.  In evaluating its operations, Interactive Brokers Group excludes the effect of these non-recurring items. Further information can be found at the company’s website at www.interactivebrokers.com/quarter207info.

Timber Hill (U.K.) Limited, an indirect subsidiary of IBG LLC (“THUK”) that formerly conducted market making activity for the group in the United Kingdom (“U.K.”) and in Italy, but ceased operating in the U.K. in 2001, recognized a gain of approximately $11 million (including interest) from the recovery of income taxes previously overpaid to the U.K. Inland Revenue. Due to the transfer of THUK’s operations from the U.K. to Switzerland, its income for the period 2002 to 2004 was not taxable in the U.K. but was instead taxable in Switzerland. The recovery amount reflects the net of amounts receivable from the U.K. Inland Revenue and payable to the Swiss tax authorities for such period. The net receivable has been recognized in the current accounting period in accordance with FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”, which provides guidelines for recognizing a tax benefit when its receipt is more likely than not to occur.  In evaluating its operations, Interactive Brokers Group excludes the effect of the tax recovery.

A reconciliation of preliminary GAAP net income to preliminary Non-GAAP adjusted net income is included below.

	Quarter Ended June 30, 2007		Quarter Ended June 30, 2006
	(unaudited) (dollars in millions)

	Estimated Range
	From	To

Preliminary GAAP net income	$153	$163	$164

Add: sale of claims	37	37
Subtract: non-recurring tax recovery (including interest)	-11	-11
Subtract: income tax effect of non-GAAP adjustments	-4	-4
Preliminary Non-GAAP net income	$175	$185	$164

Non-GAAP adjusted net income is a supplemental measure of Interactive Brokers Group’s performance that is not required by, and is not presented in accordance with, GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Interactive Brokers Group believes that this non-GAAP information provides useful information to investors by excluding the effect of the non-recurring items described above because management believes they are not indicative of Interactive Brokers Group’s operating results.

Management recognizes that the use of non-GAAP financial measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates comparison of Interactive Brokers Group’s financial performance on a like basis over time.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments as a member of more than 60 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with direct access to stocks, options, futures, forex and bonds from a single IB Universal AccountSM. Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or
Investors: 888-919-0022 (domestic) and 312-542-6890 (international).